Exhibit 99.1

Epic Bancorp

For Immediate Release

Contact:	Mark Garwood
Tamalpais Bank
(415) 526-6400

Tamalpais Bank Opens
New Branch in Tiburon

Only Community Bank with a Branch
On the Tiburon/Belvedere Peninsula

San Rafael, CA—August 29, 2006—Tamalpais Bank today announced the opening of its seventh full service branch, becoming the only Marin County community bank to have a location on the Tiburon/Belvedere Peninsula.

The new branch is located at 1652 Tiburon Blvd in Tiburon.

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp (NASDAQ: EPIK), also operates branches in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, and Terra Linda.  Each branch provides a full range of services for individuals and businesses as well as the wealth management services provided through Epic Wealth Management, Epic Bancorp’s registered investment advisory services subsidiary.

“We are proud to be the only community bank located on the Tiburon/Belvedere Peninsula,” said Mark Garwood, President / CEO of Tamalpais Bank.  “In addition to the convenience of our new branch, we bring our personalized, customer-centric approach to providing financial services to the area.”

According to Garwood, the new 2,400-square foot, state-of-the-art branch “is based on our signature design and includes an investment center, Internet Café, Kid’s Zone and Community Room.”  It also provides a comfortable environment for customers who will have on-site access to all the services provided at Tamalpais Bank full-service branches, including Small Business Lending Division and Investment Advisory services.

Epic Bancorp
Press Release
August 29, 2006

All Tamalpais Bank full-service locations are open Monday thru Friday, 9:30 a.m. to 5:30 p.m.  “We look forward to becoming an active member of the community and to offer free of charge the use of our Community Room to non-profit organizations during the day, at night, or on the week-ends,” Garwood said.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com ) based in San Rafael, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $505 million in assets and $342 million in deposits as of June 30, 2006. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank’s (www.tambank.com ) seven branches are located in Marin County. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon / Belvedere. Tamalpais also has two loan production offices located in Sacramento and in Santa Rosa.

About Epic Wealth Management

Epic Wealth Management (www.epicwm.com) specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, contact Loral Good at 415-526-4300.

Epic Bancorp
Press Release
August 29, 2006

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged; (5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business, and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.